Exhibit 10.3

EXECUTION VERSION

CANADIAN AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”) dated as of May 1, 2017, between CGC INC., a New Brunswick corporation (the “Canadian Borrower”), and JPMORGAN CHASE BANK, N.A., as administrative agent under the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017, among USG CORPORATION, a Delaware corporation (the “U.S. Borrower” and, together with the Canadian Borrower, the “Borrowers”), the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the “Canadian Agent”), and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents (as amended, restated, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”).

WHEREAS the Borrowers have requested, and the Lenders (such term and each other capitalized term used but not defined in these recitals having the meaning assigned to such term in Section 1 hereof) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein and in the Fifth Amendment and Restatement Agreement dated as of the date hereof (the “Restatement Agreement”), among the Borrowers, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent and the Canadian Agent, that (a) the Canadian Pledge and Security Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Canadian Security Agreement”), among the Canadian Borrower, the other grantors from time to time party thereto, and the Administrative Agent, will be amended as provided herein, and (b) the Canadian Borrower will reaffirm its obligations (including, without limitation, the grant of a security interest in its Collateral) under the Existing Canadian Security Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Restated Credit Agreement (except as otherwise expressly set forth herein).

SECTION 2. Amendment of the Existing Canadian Security Agreement. Effective as of the date hereof, the Existing Canadian Security Agreement shall be amended as follows:

(i) Section 4.01(f) of the Existing Canadian Security Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Confirmation of Perfection Certificate. At the written request of the Administrative Agent, but no more than once in any fiscal year, the Canadian Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer of the Canadian Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate, or confirming that there has been no change in such information, in each case since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 4.01(f) and (ii) certifying that all initial PPSA financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings, reregistrations and amendments to the initial PPSA financing statements, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in the jurisdiction identified pursuant to Section 4.06 to the extent necessary to protect and perfect the Security Interest as of the date of such certificate. In connection with the delivery of any updates to the Perfection Certificate in accordance with this Section 4.01(f) (but without limiting the express requirements of this Agreement, including those under Sections 4.05, 4.06 and 7.02(b)), Exhibit A and Exhibit B hereto shall be deemed amended to include such updated information.”

(ii) Section 4.01(g) of the Existing Canadian Security Agreement is hereby amended by replacing each occurrence of the text “clauses (a) through (d), (f) and (k)” in such Section with the text ““clauses (a) through (d), (f) and (j)”.

(iii) Section 8.13(a) of the Existing Canadian Security Agreement is hereby amended by replacing each occurrence of the text “103%” in such Section with the text “102%”.

SECTION 3. Reaffirmation.

(a) The Canadian Borrower hereby consents to this Agreement and the transactions contemplated hereby and hereby confirms its pledges, grants of security interests and other agreements under the Existing Canadian Security Agreement (as amended hereby) and agrees that, notwithstanding the effectiveness of this Agreement and the consummation of the transactions contemplated hereby and by the Restatement Agreement (including, without limitation, the amendment and restatement of the Existing Credit Agreement), such pledges, grants of security interests and other agreements of the Canadian Borrower shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Restated Credit Agreement. The Canadian Borrower further agrees to take any action that may be required under any applicable law or that is reasonably requested by the Administrative Agent to ensure compliance by the Canadian Borrower with

Section 5.10 of the Restated Credit Agreement and hereby reaffirms its obligations under each similar provision of the Existing Canadian Security Agreement, as amended hereby.

(b) The Canadian Borrower hereby confirms and agrees that all Canadian Secured Obligations have constituted and continue to constitute Secured Obligations as defined by and for all purposes of the Existing Canadian Security Agreement, as amended hereby.

SECTION 4. Effectiveness; Counterparts; Amendments. This Agreement shall become effective (a) when copies hereof that, when taken together, bear the signatures of the Canadian Borrower and the Administrative Agent shall have been received by the Administrative Agent and (b) the conditions specified in Section 5 of the Restatement Agreement (other than the condition specified in Section 5(a)(ii) of the Restatement Agreement) shall have been satisfied. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 5. References to Documents. On and after the date hereof, any reference in the Existing Canadian Security Agreement, as amended hereby, to (a) the Existing Credit Agreement shall mean the Restated Credit Agreement, and (b) the Existing Canadian Security Agreement shall mean the Existing Canadian Security Agreement as amended hereby.

SECTION 6. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Restated Credit Agreement.

SECTION 7. Applicable Law; Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 8.19 AND 8.20 OF THE EXISTING CANADIAN SECURITY AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CGC INC.

By:	/s/ Gregory D. Salah
	Name:	Gregory D. Salah
	Title:	President

By:	/s/ Kenneth R. Banas
	Name:	Kenneth R. Banas
	Title:	Vice President, Finance

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to the Canadian Amendment and Reaffirmation Agreement]